EXHIBIT 5

                    [LETTERHEAD OF SCHULTE ROTH & ZABEL LLP]

                                 March 12, 2001

The CIT Group, Inc.
1211 Avenue of the Americas
New York, New York  10036

Ladies and Gentlemen:

      We are special counsel to The CIT Group, Inc., a Delaware corporation (the "Corporation"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") of the Corporation covering $20,000,000,000 aggregate principal amount of the Corporation's senior/senior subordinated debt securities (the "Debt Securities"), which is being filed with the Securities and Exchange Commission (the "Commission") on the date hereof, relating to the issuance from and after the date hereof of up to $20,000,000,000 in aggregate principal amount of the Debt Securities pursuant to the following indentures (each, an "Indenture"): (i) the Indenture dated as of September 24, 1998, between the Corporation and Bank One, National Association, successor to The First National Bank of Chicago, as Trustee; (ii) the Indenture dated as of September 24, 1998, between the Corporation and BNY Midwest Trust Company, successor to Harris Trust and Savings Bank, as Trustee; (iii) the Indenture dated as of September 24, 1998, between the Corporation and The Bank of New York, as Trustee; and (iv) the Indenture dated as of September 24, 1998, between the Corporation and The Bank of New York, as Senior Subordinated Trustee.

      In this capacity, we have examined a signed copy of the Registration Statement and originals, telecopies or copies, certified or otherwise identified to our satisfaction, of such records of the Corporation and all such agreements, certificates of public officials, certificates of officers or representatives of the Corporation and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion. As to all matters of fact (including, without limitation, matters of fact set forth in this opinion), we have relied upon and assumed the accuracy of statements and representations of officers and other representatives of the Corporation and others. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authority of all persons signing the Registration Statement, the authenticity of all documents submitted to us as originals, the conformity to original documents


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of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that each Indenture has been duly authorized, executed and delivered by the trustee named therein and constitutes a valid and binding agreement of such trustee.

      We are attorneys admitted to practice in the State of New York and the opinion set forth below is limited to the laws of the State of New York and the Delaware General Corporation Law. Paul N. Roth, a member of this firm, is a director of the Corporation.

      Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that the Debt Securities have been duly authorized and, when duly executed by the Corporation and authenticated in accordance with the terms of an Indenture and issued and delivered in accordance with the terms of such Indenture against payment therefor as contemplated by the Registration Statement, will constitute valid and binding obligations of the Corporation.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the heading "Legal Opinions" in the Registration Statement and the Prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Commission thereunder.

                                                Very truly yours,

                                                Schulte Roth & Zabel LLP